Exhibit 99.1

News Release
COMPELLENT REPORTS RECORD FINANCIAL RESULTS IN THIRD QUARTER 2010
31 Percent Year-Over-Year Revenue Growth and Record Net Income Fueled by Enterprise Demand
EDEN PRAIRIE, Minn., Oct. 26, 2010 — Compellent Technologies, Inc. (NYSE: CML) today announced record revenue of $42.1 million for the third quarter ended Sept. 30, 2010. This represents a 31 percent increase from the third quarter in 2009.
Highlights for Q3 2010 include:
•	Revenue of $42.1 million represents a 15 percent sequential increase over the second quarter 2010.

•	Gross margin was 55.9 percent compared with 53.6 percent in the second quarter 2010.

•	GAAP net income was $3.3 million, or $0.10 per share. Non-GAAP net income, which excludes stock-based compensation expense, was $4.9 million, or $0.15 per share.

•	Total customers grew to 2,303, an increase of 179 from the previous quarter.
“We achieved our best-ever quarterly results for revenue and net income thanks to strong execution by our team and enterprise customers choosing Fluid Data storage over our competitors’ rigid storage architectures,” said Phil Soran, president and CEO of Compellent. “Whether deployed for cloud computing or virtual server and desktop infrastructures, Compellent is increasingly the platform of choice for large data centers.”
Additional Q3 highlights include:
•	Revenue totaled $110.4 million for the nine months ended Sept. 30, 2010, which is a $21.4 million, or 24 percent, increase compared to $89.0 million in the same period last year.

•	Cash and investments totaled $138.8 million compared to $123.8 million at Dec. 31, 2009.

•	Deferred revenue was $51.2 million, an increase of $13.0 million from Dec. 31, 2009.

•	Product revenue from new end-users totaled 45 percent on a year-to-date basis compared to 55 percent from existing end-users.
“As we continue to scale deeper into the enterprise, we will build on our heritage of technology leadership,” continued Mr. Soran. “We’re excited about the next step for Fluid Data, the first in a series of planned innovations that will begin with a major hardware and software launch this quarter.”

Conference Call
The company has scheduled a conference call to discuss its third quarter results and current business developments today, Oct. 26, at 4:30 p.m. ET. To access the call, dial 877-941-2333 domestically or 480-629-9725 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-406-7325 for U.S. callers or 303-590-3030 for those calling outside the U.S. The password required to access the replay is 4372046#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its fourth quarter and full year 2010 financial results.
Non-GAAP Measures
To supplement the company’s condensed consolidated statements of operations presented in accordance with GAAP, the company uses non-GAAP measures for operating income and net income. In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measures at the end of this press release. This reconciliation adjusts the related GAAP financial measures to exclude stock-based compensation expense. The company believes the presentation of these non-GAAP financial measures enhance the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent Technologies (NYSE: CML) provides Fluid Data storage solutions that automate the movement and management of data at a granular level, enabling organizations to constantly adapt to change, slash costs and secure information against downtime and disaster. This patented, built-in storage intelligence delivers significant efficiency, scalability and flexibility. With an all-channel sales network in 35 countries, Compellent is one of the fastest growing enterprise storage companies in the world. For more information and news, visit www.compellent.com and www.compellent.com/news.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the demand for the company’s storage solution from midsized and larger enterprises, the growing base of end users, the anticipated expansion of the company’s addressable market, the company’s growth prospects, the advantages of the company’s business model and adequacy of the company’s financial resources are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium-to-large sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Revenues
Product	$28,866	$22,987	$74,323	$64,564
Support and services	13,199	9,225	36,063	24,437

Total revenues	42,065	32,212	110,386	89,001

Cost of revenues
Product	14,409	10,957	38,026	32,089
Support and services	4,141	2,825	11,818	8,232

Total cost of revenues	18,550	13,782	49,844	40,321

Gross profit	23,515	18,430	60,542	48,680

Operating expenses
Sales and marketing	13,228	11,386	38,594	32,052
Research and development	5,075	3,276	13,912	9,160
General and administrative	2,165	1,680	6,387	4,630

Total operating expenses	20,468	16,342	58,893	45,842

Operating income	3,047	2,088	1,649	2,838
Other income, net	423	465	1,139	1,380

Income before income taxes	3,470	2,553	2,788	4,218
Income tax expense	158	294	428	699

Net income	$3,312	$2,259	$2,360	$3,519

Net income per weighted average share, basic	$0.10	$0.07	$0.07	$0.11
Net income per weighted average share, diluted	$0.10	$0.07	$0.07	$0.11

Weighted average shares, basic	31,827	30,818	31,770	30,732
Weighted average shares, diluted	32,818	31,944	32,803	31,682

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)

Assets
Current assets
Cash and cash equivalents	$26,070	$29,155
Short-term investments	33,815	35,218
Accounts receivable, net	38,257	36,702
Inventories, net	9,151	4,750
Other current assets	4,742	3,497

Total current assets	112,035	109,322

Long-term investments	78,912	59,472
Property and equipment, net	8,838	5,153

Total assets	$199,785	$173,947

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,957	$8,968
Accrued liabilities	2,200	1,261
Accrued compensation	7,666	5,489
Deferred revenues, current	32,910	25,668

Total current liabilities	52,733	41,386

Deferred revenues, non-current	18,325	12,529

Stockholders’ equity	128,727	120,032

Total liabilities and stockholders’ equity	$199,785	$173,947

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009

Operating activities
Net income	$2,360	$3,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,640	1,700
Stock-based compensation expense	4,570	3,033
Changes in operating assets and liabilities	9,949	2,273

Net cash provided by operating activities	19,519	10,525

Investing activities
Purchases of property and equipment	(6,325)	(2,902)
Purchases of investments	(96,371)	(81,614)
Proceeds from sales and maturities of investments	78,804	53,343

Net cash used in investing activities	(23,892)	(31,173)

Net cash provided by financing activities	1,288	951

Net decrease in cash and cash equivalents	(3,085)	(19,697)

Cash and cash equivalents, beginning of period	29,155	51,989

Cash and cash equivalents, end of period	$26,070	$32,292

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating income:
GAAP operating income	$3,047	$2,088	$1,649	$2,838

Stock-based compensation expense:
Cost of product	19	10	52	36
Cost of support and services	49	18	138	156
Sales and marketing	699	405	2,071	1,298
Research and development	353	139	956	552
General and administrative	488	386	1,353	991

Total stock-based compensation expense	1,608	958	4,570	3,033

Non-GAAP operating income	4,655	3,046	6,219	5,871

Net income:
GAAP net income	3,312	2,259	2,360	3,519
Add back: stock-based compensation expense	1,608	958	4,570	3,033

Non-GAAP net income	$4,920	$3,217	$6,930	$6,552

Non-GAAP net income per weighted average share, diluted, adjusted for stock-based compensation expense	$0.15	$0.10	$0.21	$0.21

Weighted average shares, diluted	32,818	31,944	32,803	31,682